CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT



                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Andrew B. Shoup, Chief Administrative Officer of Salomon Brothers Municipal Partners Fund II Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                     Chief Financial Officer
Salomon Brothers Municipal Partners         Salomon Brothers Municipal Partners
Fund II Inc.                                Fund II Inc.


/s/ R. Jay Gerken                                    /s/ Andrew B. Shoup
---------------------------                          --------------------
R. Jay Gerken                                        Andrew B. Shoup
Date: March 4, 2004                                  Date: March 4, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.